CODE OF ETHICS AND PERSONAL TRADING POLICY FOR EMEA

Applicable To	• All Covered Persons (as defined below) • All entities listed on Exhibit A (collectively, “Invesco EMEA”)
Departments Impacted	Global Ethics Office
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources

•  Rule 11.7 and 11.7A under the Conduct of Business Sourcebook (UK)

•  Principle 8 under FCA’s Principles for Businesses (UK)

•  Article 321-42 to 45 under AMF Rule Book (France)

•  Section 5.5.6. Personal Transactions under Circular CSSF 18/698 (Luxembourg)

•  BT 2. Monitoring of Personal Account Dealing of Employees in Accordance with Section 33b Wphg and Section 25a KWG Under Circular 4/2010/Macomp (Germany)

•  Section 5. Avoidance/Disclosure of Conflicts of Interest under Swiss Funds & Asset Management Association Code of Conduct (Switzerland)

•  Rule 204A-1 under the U.S. Investment Advisers Act of 1940, as amended (US)

Approved By

•  UK Conflict of Interest Committee: January 2020

•  Invesco Management SA (Luxembourg) Board: January 2020

•  Invesco Real Estate Management S.à.r.L. (Luxembourg) Board:

•  Invesco Asset Management (Schweiz) AG (Switzerland) Board: January 2020

Effective Date	January 2020

I.	BACKGROUND.

This Code of Ethics and Personal Trading Policy for EMEA (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of the Rules listed in the summary box above (collectively, the “Rules”).

The Rules require, among other things, the adoption and enforcement of a written code of ethics/personal trading policy that:

•	sets forth required employee standards of business conduct and reflects the fiduciary duty owed to clients;

•	requires employees to conduct themselves in compliance with applicable laws and regulations;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

•	prohibits employee conduct that constitutes fraud, deceit or any other manipulative practice with respect to a client; and

•	establishes policies and procedures that:

•	are reasonably designed to detect and prevent activities which are or could be perceived as violating a fiduciary duty, breaching confidentiality obligations or creating a conflict of interest;

•	prohibit the misuse of Material Non-public Information; and

•	require employees to avoid conflicts of interest arising from personal trading activities.

II.	STANDARDS OF BUSINESS CONDUCT AND FIDUCIARY DUTIES.

Invesco EMEA has a fiduciary relationship with respect to each of their Client Accounts. As such, Covered Persons shall:

•	place the interests of clients ahead of their personal interests;

•

conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

•	comply with applicable rules and regulations; and

•	keep all MNPI (as defined below) confidential.

Invesco EMEA and Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law or in accordance with applicable policies);

•	employing any device, scheme or artifice to defraud any Client Account;

•

making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco EMEA maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standard of conducts for employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

• Global Code of Conduct • Global Insider Trading • Global Fraud Escalation • Global Political Contributions	• Global Gifts and Entertainment • EMEA Inducements (Non-Monetary Benefits) • EMEA Outside Business Activities

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

III.	DEFINITIONS.

“Beneficial Interest” or “Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any economic interest or profit derived from ownership of, or a transaction in, a Covered Security.

A Covered Person is deemed to have a Beneficial Interest or Ownership in any:

•

Covered Security held in an account registered in the name of the Covered Person or jointly with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations). For purposes of this definition, controlling means the power to exercise influence over the management or policies of a company, unless such power is solely the result of an official position with the company;

•

Covered Security held in an account registered in the name of a Covered Person’s Immediate Family Member, friend or any other third-party for which the Covered Person: (i) acts as trustee, executor, or guardian or provides investment or any other advice; or (ii) has any form of discretion or authority; and

•	interest(s) held by the Covered Person in a general or limited partnership or limited liability company.

Covered Persons should contact the Global Ethics Office in the event they have questions relating to their Beneficial Interest in a Covered Security.

“Client Account” means an Invesco Fund, a separately managed account, a personal trust or estate, an employee benefit trust or any other account for which an Invesco EMEA Adviser provides portfolio management, investment advisory, sub-advisory or other ancillary services.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons for personal trading reporting, as required under this Code (e.g., Star Compliance).

“Covered Account” means any account that holds or is likely to hold a Covered Security, such as any:

•	account in the Covered Person’s name;

•	joint or tenant-in-common account in which the Covered Person has an interest or is a participant;

•	account for which a Covered Person acts as trustee, executor or custodian; and

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

•

account over which a Covered Person has investment discretion or has the power (whether or not exercised) to direct the acquisition or disposition of Covered Securities (other than a Client Account that the Covered Person manages or over which they have investment discretion). It is presumed that a Covered Person can control accounts held by Immediate Family Members.

“Covered Person” means:

•	an Employee;

•	any director or officer, or full-time or part-time Employee of an Invesco Ltd. Affiliate who is located in EMEA and is not otherwise subject to another Invesco Ltd. Affiliate’s code of ethics;

•	any individual who is not an Employee, but who is conducting business on behalf of an Invesco Ltd. Affiliate and has access to the firm’s internal network systems; and

•	anyone who, in the discretion of the Global Ethics Office, is deemed to be a Covered Person subject to the requirements of this Code.

For purposes of this Code, all Covered Persons are also considered “Access Persons,” as defined in Rule 204A-1 under the U.S. Investment Advisers Act of 1940, as amended.

With respect to the Code’s personal trading requirements and procedures, Independent Non-Executive Directors/Trustees (defined below) shall only be subject to those provisions set-forth under section V.

“Covered Security” means, unless otherwise exempt from the definition as set forth below:

•

generally any: (i) investment, instrument, asset or holding (whether publicly or privately traded); (ii) Exchange Traded Product (as defined below); and (iii) closed-end fund or other obligation involving securities, a commodity, or an index thereof (including an instrument whose value is derived or based on any of the above (a “derivative”));

•	any Invesco Fund;

•	any security or instrument that can be traded by an Invesco Ltd. Affiliate on behalf of a client; and

•	any instrument that is convertible or exchangeable into a Covered Security or which confers a right to purchase a Covered Security.

The following securities are exempt from the definition of “Covered Security:”

•	direct obligations of the government, or their respective agencies, instrumentalities and government-sponsored enterprises;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

•	bankers’ acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments (including repurchase agreements);

•	shares of unaffiliated open-end mutual funds (including shares of a money market fund or shares of a unit investment trust that invests exclusively in open-end mutual funds);

•

any unit investment trust (including those advised or sub-advised by an Invesco EMEA Adviser). Notwithstanding the foregoing, any shares of any series of the Invesco QQQ Trust or the BLDRS Index Fund Trust shall be considered a Covered Security;

•	principal-protected or linked-note investment products; or

•	physical commodities (including foreign currencies).

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not an Immediate Family Member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control. Notwithstanding the foregoing, the Covered Person shall be permitted to establish overall investment objectives and investment guidelines for the manager, such as indicating industries or types of securities in which the Covered Person wishes to invest.

“Designated Broker List” means the list of financial institutions where a Covered Person may maintain a Covered Account.

“Employee” means an individual who serves as a director or officer of an Invesco EMEA entity or who is employed on a full-time or part-time basis by an Invesco EMEA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members.

“Exchange Traded Product” or “ETP” means a security traded on an exchange that tracks an underlying security, index or financial instrument. The term “ETP” includes, among other things, exchange traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”).

“Global Ethics Office” means the team within Compliance that is responsible for monitoring conflicts in connection with employee personal trading, political contributions, outside business activities and gifts and entertainment.

“Immediate Family Member” means a Covered Person’s spouse (including a domestic partner or other equivalent), child, stepchild, parent, stepparent, sibling, mother-in- law, father-in-law, daughter-in-law, brother-in-law or sister-in law who share the Covered Person’s household. Covered Persons shall contact the Global Ethics Office if they believe that a family member should be excluded from this definition.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

“Independent Non-Executive Directors/Trustees” means any director or trustee of an Invesco EMEA entity that has no other executive responsibilities or engagement in an Invesco Fund’s day-to-day activities beyond the scope of his or her duties as a director/trustee and does not make, participate in or obtain information regarding the purchase or sale of any Client Account’s portfolio securities as part of their service as a director/trustee.

“Initial Public Offering” or “IPO” means (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Invesco ETFs” means the series of exchange traded funds advised by advised or sub-advised by an Invesco Ltd. affiliate.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product managed, advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes any Invesco Mutual Fund, Invesco ETF, UK ICVC, Irish Unit Trust, Luxembourg SICAV/AIF or Bermuda Fund.

“Invesco Ltd.” means the company whose shares are publicly traded on the New York Stock Exchange with the ticker symbol “IVZ.” Invesco Ltd. is the parent company of the Invesco Ltd. Affiliates.

“Invesco Ltd. Affiliate” means any direct or indirect subsidiary of Invesco Ltd.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco EMEA” means, collectively, the regulated entities set forth in Exhibit A.

“Invesco EMEA Adviser” means, collectively, the SEC registered investment advisers set forth in Exhibit A.

“Investment Person” generally means a Covered Person who:

•	makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders); or

•	works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).

“Limited Offering” means an offering of securities that is not part of a registered offering under Section 5 of the Securities Act, including but not limited to those offered pursuant to Section 4(a)(2), 4(a)(5) and 4(a)(6) (e.g., private placements, private funds and hedge funds).

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

“Restricted List” means the list of issuers for which Covered Persons or an Invesco EMEA entity may be in possession of MNPI.

IV.	PERSONAL TRADING REQUIREMENTS.

1.	Covered Account Requirements.

Covered Accounts Maintained in EMEA shall be maintained with a regulated financial institution.

Open-End Invesco Mutual Funds shall be held:

•	in an account maintained with a regulated financial institution;

•	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

•	directly with the open-end Invesco Funds’ transfer agent.

Delegated Discretionary Accounts may be established as long as such account is approved by the Global Ethics Office before being established and the Covered Person provides a copy of the managed account agreement and other required information to the Global Ethics Office.

2.	Trade Confirmations and Duplicate Statements.

Covered Persons shall provide duplicate trade confirmations and account statements for Covered Accounts to the Global Ethics Office or applicable Compliance team.

Covered Persons shall direct their financial institution to submit statements electronically or by post to the Global Ethics Office. In the event electronic submission is not an option, Covered Persons shall be personally responsible for submitting statements. The statements shall be provided in a timely manner, but no later than 15 days following a trade or the receipt of a periodic statement.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

3.	Pre-Clearance of Personal Trades.

Except as noted below, Covered Persons shall pre-clear all Covered Securities transactions in Covered Accounts via the Compliance Reporting System. For Covered Accounts in which a Covered Person has a beneficial interest but does not exercise control, trade requests shall be submitted either through the Covered Person or by contacting the Global Ethics Office. The Global Ethics Office shall provide the Covered Person with a notification of a decision regarding the trade request. Covered Persons are prohibited from executing a trade in a Covered Account until they are notified by the Global Ethics Office that the trade has been approved. Good until cancelled orders are prohibited.

Approval remains in effect until the end of the business day on which it was granted, unless approval is granted after the close of the trading day (e.g., trading on a foreign market or bond exchange). In that circumstance, approval shall be valid until the close of the market on the following trading day. Covered Persons shall be required to re-submit for approval any trades that are not executed within these time constraints.

Pre-Clearance of Limited Offerings.

Covered Persons shall provide written notification to, and receive approval from, the Global Ethics Office prior to investing in a Limited Offering. The written notification shall include a detailed description of the Limited Offering and the Covered Person may be required to provide other relevant documentation describing the investment (e.g., offering memorandum or private placement memorandum). This process shall not be required for a Limited Offering offered by an Invesco Ltd. Affiliate directly to Covered Persons as such Limited Offerings shall be considered de-facto pre-approved and pre-cleared.

Exemptions from Pre-Clearance.

Purchases or sales of the following are exempt from the pre-clearance requirement:

•	Covered Securities in a Delegated Discretionary Account;

•	Invesco Fund (excluding closed-end Invesco Mutual Funds and Invesco ETFs);

•	broad-based unaffiliated ETPs;

•	currencies and commodities;

•	derivatives of an index of securities, currencies or commodities; and

•	securities held for Employees or an Employee’s Immediate Family Members in Invesco registered group retirement savings plans offered by an Invesco Ltd and affiliate.

Shares purchased through an employee share purchase plan or shares acquired under an equity awards program are also exempt from pre-clearance. Once the shares have vested, the sale of these Invesco shares are required to be pre-cleared.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

4.	Trading Restrictions/Prohibitions.

Blackout Period.

Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

•

Investment Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and

•

All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

The Global Ethics Office may provide an exception to the blackout period restrictions, purchases and sales of a Covered Security subject to certain specifications (e.g., market capitalization, trading volume)

Short-Term Trading Restriction.

Covered Persons shall not profit from the purchase and sale, or the sale and purchase, of a Covered Security (or a short sale and cover of the same Covered Security) within 60 calendar days of the trade date of the same Covered Security.

This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Transactions in unaffiliated ETPs, currencies and commodities based on an index of securities, currencies and commodities are exempt from the 60-day holding period.

If a Covered Person trades a Covered Security within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.

Other Prohibitions.

Covered Persons shall be prohibited from:

•	trading in options and derivatives;

•	trading a Covered Security of an issuer on the applicable Restricted List(s);

•	purchasing a Covered Security in an IPO or secondary offering;

•	participating in an investment club;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

•	excessive short-term trading of any Invesco Funds pursuant to the applicable limitations outlined in the respective prospectus or other fund disclosure documents;

•

engaging in personal trading in Covered Securities that is excessive or that compromises Invesco EMEA’s fiduciary duty to Client Accounts, as determined by the Global Ethics Office in its discretion; and

•

for Investment Personnel, effecting short sales of a Covered Security in a Covered Account if a Client Account for which the Investment Person has investment management responsibility has a long position in such Covered Security.

5.	Special Requirements for Transactions in Invesco Ltd. Stock.

Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

6.	Covered Person Reporting and Periodic Certifications.

New Hire Requirements:

•

Initial Report. Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to submit an Initial Holdings Report to the Global Ethics Office, regardless of whether the Covered Person has any Covered Securities to report. The report shall contain the following information, which must be current within 45 calendar days of becoming a Covered Person:

•

a list of all Covered Securities including the name, the number of shares (for equity securities) or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

•	the security identifier (CUSIP, symbol, etc.) for each Covered Security;

•

a list of the Covered Person’s Covered Accounts, which shall generally include the name of the financial institution with which the Covered Person maintains a Covered Account, the date the account was established and the account number; and

•	the date that the report is submitted by the Covered Person to the Global Ethics Office.

•	Disclosure of Covered Accounts. Within 90 calendar days of becoming subject to the Code, Covered Persons shall be required to establish their Covered

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

Accounts in accordance with the requirements set forth in “Covered Account Requirements.”

•	New Hire Certification. Within 30 calendar days of becoming subject to the Code, Covered Persons shall be required to review and certify to the Code via the Compliance Reporting System.

Ongoing Requirements:

•	New Covered Accounts. Covered Persons shall report a new Covered Account via the Compliance Reporting System within 30 calendar days of opening the account.

•

Quarterly Transaction Report. Covered Persons shall complete a Quarterly Transaction Report via the Compliance Reporting System within 30 calendar days after each quarter end, whether or not they executed transactions during the quarter. The Quarterly Transaction Report shall include the following information:

•

the date of all transactions in that quarter, the Covered Security name, the number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

•	the nature of the transaction (buy, sell, etc.);

•	the Covered Security identifier (CUSIP, symbol, etc.);

•	the price of the Covered Security at which the transaction was executed;

•	the name of the broker-dealer or bank executing the transaction; and

•	the date that the report is submitted by the Covered Person to the Global Ethics Office.

Covered Persons are not required to include the following:

•	transactions in a Limited Offering that has been previously disclosed to, and approved by, the Global Ethics Office;

•	transactions in an automatic investment plan, pre-authorized chequing plan, dividend reinvestment plan and/or payroll deduction plan;

•	transactions executed in a Delegated Discretionary Account;

•	transactions executed in Covered Securities that are either:

•	directly with an affiliated transfer agent; or

•	in the Covered Person’s registered group retirement savings plan.

•	Annual Holdings Report. At least annually, Covered Persons shall submit an Annual Holdings Report via the Compliance Reporting System and include the

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

following information (which must be current within 45 calendar days of the date the report is submitted):

•

a list of all Covered Security holdings, including the Covered Security name, the number of shares (for equities); or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security;

•	the Covered Security identifier (CUSIP, symbol, etc.);

•	the name of the broker-dealer or bank with or through which the Covered Security is held;

•	with respect to any non-public Covered Security owned by the Covered Person, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar year; and

•	the date that the report is submitted by the Covered Person to the Global Ethics Office.

•

Annual/Ad-Hoc Certification. At least annually, Covered Persons shall certify via the Compliance Reporting System that they have read, understand and complied with the Code. Such certification shall also be required within 30 calendar days following any material changes to the Code.

Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code. The Overview is not meant to serve as a replacement for reading the Code.

V.	APPLICABILITY OF CODE TO INDEPENDENT NON-EXECUTIVE DIRECTORS/TRUSTEES.

Independent Non-Executive Directors/Trustees shall: (i) pre-clear any sale or purchase in IVZ shares prior to executing such transactions; (ii) report any potential or actual conflicts of interest; and (iii) submit an annual certification of compliance with this Code, with the Global Ethics Office.

VI.	VIOLATIONS AND SANCTIONS.

Covered Persons shall report violations and potential violations of this Code to the Global Ethics Office or the applicable CCO (or his or her delegate).

Violations and potential violations of the Code are investigated by the Global Ethics Office. If a determination is made that a Covered Person has violated the Code, a sanction may be imposed. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:

•	a letter of education;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

•	reversal of trades processed in violation of the Code;

•	suspension, demotion or change in Covered Person responsibilities;

•	termination of employment;

•	prohibition of personal trading abilities;

•	disgorgement of profits earned in the Code violation;

•	referral to civil or criminal authorities, where appropriate; or

•	any other sanction, as may be determined by the Global Ethics Office, CCO and/or applicable governance committee.

The Global Ethics Office maintains internal procedures regarding the violation investigation, sanction determination and sanction enforcement process.

In mitigating or eliminating certain conflicts of interest that arise in connection with a Covered Person’s personal trading, a Covered Person may be required to sell a Covered Security that was previously approved. In the event the sale results in a loss, the Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.

VII.	CODE ADMINISTRATION.

In general, the Global Ethics Office shall be responsible for the administration and oversight of the Code and shall be responsible for:

•	providing Covered Persons with the Code and ensuring that Covered Persons submit the required certifications and reports required under the Code;

•

reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

•

promptly reporting any violations of the Code in writing to the applicable CCO, Invesco UK Conflicts of Interest Committee or any other relevant governing bodies applicable to this Code, as applicable.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case by case basis by the applicable CCO or his or her delegate. Such exceptions shall be documented in writing by the Global Ethics Office.

Any questions regarding this Code should be directed to the Global Ethics Office, which may be contacted using the Global Ethics Office support portal via the intranet.

VIII.	REPORTING.

Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by Covered Persons.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for EMEA shall apply to the regulated entities listed below, as well as their applicable branches (collectively referred to as “Invesco EMEA”):

•	France

•	Invesco Asset Management SA

•	Germany

•	Invesco Asset Management Deutschland GmbH (registered as an investment adviser with the SEC)

•	Ireland

•	Invesco Global Asset Management DAC

•	Invesco Investment Management Limited

•	Luxembourg

•	Invesco Management S.A

•	Invesco Real Estate Management S.a.r.l (registered as an investment adviser with the SEC)

•	Switzerland

•	Invesco Asset Management (Schweiz) AG

•	United Kingdom

•	Invesco Asset Management Limited (registered as an investment adviser with the SEC)

•	Invesco Fund Management Limited

•	Invesco Pensions Limited

•	Invesco UK Limited

•	Invesco UK Services Limited

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

EXHIBIT B

OVERVIEW OF PERSONAL TRADING REQUIREMENTS

Below are some, but not all, of the common investment instruments and key actions required of Covered Persons under the Code.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Funds
Invesco Funds	No	Yes	Yes
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes
Closed-end funds (both affiliated and unaffiliated)	Yes	Yes	Yes
Unaffiliated open-end mutual funds	No	No	No

Equities
Common Stocks	Yes	Yes	Yes
Equity Initial Public Offerings (IPOs)	Prohibited	Prohibited	N/A
Preferred Stock	Yes	Yes	Yes

Derivatives
Futures, Swaps and Options not based on an index of securities, currencies or commodities (e.g., individual securities, exchange traded products, etc.)	Prohibited	Prohibited	Prohibited
Futures, Swaps and Options based on an index of securities, currencies, and commodities. *	Prohibited	Prohibited	Prohibited

Fixed Income/Bonds
Securities which are direct obligations of an OECD country (e.g. US Treasury Bonds)	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bond	Yes	Yes	Yes
Corporate Bond	Yes	Yes	Yes

Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Affiliated ETPs	Yes	Yes	Yes
Unaffiliated ETFs with a limited number of underlying securities (20 or less) that include Covered Securities	Yes	Yes	Yes
Unaffiliated ETFs that mirror one equity or have a heavy weighting	Yes	Yes	Yes

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.

in one equity (heavy weighting: 25% in an individual issuer)
All other unaffiliated broad-based ETPs	No	Yes	No

Invesco Ltd. Stock
Open market	Yes	Yes	Yes
Derivatives on Invesco Ltd. Stock	Prohibited	Prohibited	N/A
Employee Share Purchase Plan Participation	No	No	No
Employee Share Purchase Plan – Vested-Sale	Yes	Yes	No
Stock grants awarded	No	No	No
Stock grants vested–sale	Yes	Yes	No

Limited Offerings

Covered Persons may not engage in a Limited Offering without first: (a) giving the Global Ethics Office a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the Global Ethics Office.

*	Those acquired in Continental Europe prior to this Code becoming effective are permitted to be held and shall not be prohibited as indicated above.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by the IVZ Policies Governance Group.